EX-12.__.

[Stradley Ronon Stevens & Young, LLP Letterhead]

March 12, 2012

Board of Trustees
MTB Group of Funds
100 East Pratt Street (17th Floor)
Baltimore, Maryland 21202

Board of Trustees
WT Mutual Fund
1100 N. Market Street
Wilmington, Delaware 19890

Re:
Agreement and Plan of Reorganization (“Agreement”), dated the 17th day of November, 2011, by and between the MTB Group of Funds, a Delaware statutory trust (the “MTB Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio, an “MTB Fund” and collectively, the “MTB Funds”), and WT Mutual Fund, a Delaware statutory trust (the “WT Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio a “WT Fund” and collectively, the “WT Funds”)

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the reorganization of each WT Fund pursuant to which: (i) the transfer of all of the assets, property and goodwill of each WT Fund listed on Exhibit A in exchange for Class I shares, Class A shares, Institutional Class shares, Select Class shares, and Service Class shares, as applicable (collectively, “MTB Fund Shares”), which are voting securities, of the corresponding MTB Fund set forth opposite of the WT Fund and share class listed on Exhibit A (each such pair of WT Fund and its corresponding MTB Fund, a “Corresponding WT Fund” or “Corresponding MTB Fund” as appropriate); (ii) the assumption by each Corresponding MTB Fund of all of the liabilities of its Corresponding WT Fund; and (iii) the distribution of MTB Fund Shares of each MTB Fund to the holders of Institutional Class shares, Class A shares, Class W shares and Service shares of its Corresponding WT Fund, which are voting securities, and the complete liquidation of each WT Fund, all upon the terms and conditions set forth in the Agreement (each such transaction, a “Reorganization” and collectively, the “Reorganizations”).

Board of Trustees, WT Mutual Fund
Board of Trustees, MTB Mutual Fund
March 12, 2012

In rendering our opinion, we have reviewed and relied upon:  (a) a copy of the executed Agreement, dated as of November 17, 2011; (b) the combined proxy statement/prospectus provided to shareholders of each WT Fund in connection with a Special Meeting of Shareholders of each WT Fund held on February 21, 2012; (c) certain representations concerning the Reorganizations made to us by WT Trust, on behalf of each WT Fund, and MTB Trust, on behalf of each MTB Fund, in letters dated March 12, 2012 (the “Representation Letters”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.  References to the WT Fund and the MTB Fund in the same paragraph mean the WT Fund and the Corresponding MTB Fund as set forth in the Agreement.

For purposes of this opinion, we have assumed that each WT Fund, on the Closing Date of the Reorganization, satisfies, and immediately following the Closing Date of the Reorganization, each MTB Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

Based on the foregoing, and provided each Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letters for the WT Funds and the MTB Funds, it is our opinion with respect to each WT Fund and its Corresponding MTB Fund that for federal income tax purposes:

1.           The acquisition by the MTB Fund of all of the assets of the WT Fund in exchange for MTB Fund Shares and the assumption by the MTB Fund of all of the liabilities of the WT Fund, followed by the distribution by the WT Fund to its shareholders of the MTB Fund Shares in complete liquidation of the WT Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the WT Fund and the MTB Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

2.           No gain or loss will be recognized by the WT Fund upon the transfer of all of its assets to, and assumption of all of its liabilities by, the MTB Fund in exchange solely for MTB Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

3.           No gain or loss will be recognized by the MTB Fund upon the receipt by it of all of the assets of the WT Fund in exchange solely for the assumption of all of the liabilities of the WT Fund and issuance of the MTB Fund Shares pursuant to Section 1032(a) of the Code.

4.           No gain or loss will be recognized by the WT Fund upon the distribution of the MTB Fund Shares by the WT Fund to its shareholders in complete liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

Board of Trustees, WT Mutual Fund
Board of Trustees, MTB Mutual Fund
March 12, 2012

5.           The tax basis of the assets of the WT Fund received by the MTB Fund will be the same as the tax basis of such assets to the WT Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.

6.           The holding periods of the assets of the WT Fund in the hands of the MTB Fund will include the periods during which such assets were held by the WT Fund pursuant to Section 1223(2) of the Code.

7.           No gain or loss will be recognized by the shareholders of the WT Fund upon the exchange of all of their WT Fund Shares for the MTB Fund Shares pursuant to Section 354(a) of the Code.

8.           The aggregate tax basis of the MTB Fund Shares to be received by each shareholder of the WT Fund will be the same as the aggregate tax basis of WT Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

9.           The holding period of MTB Fund Shares received by a shareholder of the WT Fund will include the holding period of the WT Fund Shares exchanged therefor, provided that the shareholder held WT Fund Shares as a capital asset on the Closing Date of the Reorganization pursuant to Section 1223(1) of the Code.

10.           For purposes of Section 381 of the Code, the MTB Fund will succeed to and take into account as of the date of the transfer, as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the WT Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations thereunder.

Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganizations on the WT Funds, the MTB Funds or any WT Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code or any contract described in Section 1256(b) of the Code) as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Board of Trustees, WT Mutual Fund
Board of Trustees, MTB Mutual Fund
March 12, 2012

Our opinion is conditioned upon the performance by WT Trust, on behalf of each WT Fund, and MTB Trust, on behalf of each MTB Fund, of their undertakings in the Agreement and the Representation Letters. Our opinion is limited to the federal income tax consequences of the Reorganization set forth above, and we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) the Reorganization or any transaction related to or contemplated by such Reorganization (or incident thereto) or (ii) the effect, if any, of the Reorganization on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

We hereby consent to the use of this opinion as an exhibit to the Prospectus/Proxy Statement of MTB Fund on Form N-14, and any amendments thereto, covering the registration of MTB Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP

EXHIBIT A

CHART OF REORGANIZATIONS

Fund and Share Class	Fund and Share Class
Wilmington Prime Money Market Fund	MTB Money Market Fund
Institutional Shares	Institutional Class Shares
W Shares	Select Class Shares
Service Shares	Service Class Shares

Wilmington U.S. Government Money Market Fund	MTB U.S. Government Money Market Fund
Institutional Shares	Institutional Class Shares
W Shares	Select Class Shares
Service Shares	Service Class Shares

Wilmington Tax-Exempt Money Market Fund	MTB Tax-Free Money Market Fund
Institutional Shares	Select Class Shares
W Shares	Select Class Shares

Wilmington Broad Market Bond Fund	MTB Income Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

Wilmington Multi-Manager International Fund	MTB International Equity Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

Wilmington Short/Intermediate-Term Bond Fund	MTB Intermediate-Term Bond Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

[Stradley Ronon Stevens & Young, LLP Letterhead]

March 12, 2012

Board of Trustees
MTB Group of Funds
100 East Pratt Street (17th Floor)
Baltimore, Maryland 21202

Board of Trustees
WT Mutual Fund
1100 N. Market Street
Wilmington, Delaware 19890

Re:
Agreement and Plan of Reorganization (“Agreement”), dated the 17th day of November, 2011, by and between the MTB Group of Funds, a Delaware statutory trust (the “MTB Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio, an “MTB Fund” and collectively, the “MTB Funds”), and WT Mutual Fund, a Delaware statutory trust (the “WT Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio a “WT Fund” and collectively, the “WT Funds”)

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the reorganization of each WT Fund pursuant to which: (i) the transfer of all of the assets, property and goodwill of each WT Fund listed on Exhibit A in exchange for Class I shares and Class A shares, as applicable (collectively, “MTB Fund Shares”), which are voting securities, of the corresponding MTB Fund set forth opposite of the WT Fund and share class listed on Exhibit A (each such pair of WT Fund and its corresponding MTB Fund, a “Corresponding WT Fund” or “Corresponding MTB Fund” as appropriate); (ii) the assumption by each Corresponding MTB Fund of all of the liabilities of its Corresponding WT Fund; and (iii) the distribution of MTB Fund Shares of each MTB Fund to the holders of Institutional Class shares and Class A shares, of its Corresponding WT Fund, which are voting securities, and the complete liquidation of each WT Fund, all upon the terms and conditions set forth in the Agreement (each such transaction, a “Reorganization” and collectively, the “Reorganizations”). Each MTB Fund currently is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of the Corresponding WT Fund.

Board of Trustees, WT Mutual Fund
Board of Trustees, MTB Mutual Fund
March 12, 2012

In rendering our opinion, we have reviewed and relied upon:  (a) a copy of the executed Agreement, dated as of November 17, 2011; (b) the combined proxy statement/prospectus provided to shareholders of each WT Fund in connection with a Special Meeting of Shareholders of each WT Fund held on February 21, 2012; (c) certain representations concerning the Reorganizations made to us by WT Trust, on behalf of each WT Fund, and MTB Trust, on behalf of each MTB Fund, in letters dated March 12, 2012 (the “Representation Letters”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.  References to the WT Fund and the MTB Fund in the same paragraph mean the WT Fund and the Corresponding MTB Fund as set forth in the Agreement.

For purposes of this opinion, we have assumed that each WT Fund, on the Closing Date of the Reorganization, satisfies, and immediately following the Closing Date of the Reorganization, each MTB Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

Based on the foregoing, and provided each Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letters for the WT Funds and the MTB Funds, it is our opinion with respect to each WT Fund and its Corresponding MTB Fund that for federal income tax purposes:

1.           The acquisition by the MTB Fund of all of the assets of the WT Fund in exchange for MTB Fund Shares and the assumption by the MTB Fund of all of the liabilities of the WT Fund, followed by the distribution by the WT Fund to its shareholders of the MTB Fund Shares in complete liquidation of the WT Fund, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the WT Fund and the MTB Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

2.           No gain or loss will be recognized by the WT Fund upon the transfer of all of its assets to, and assumption of all of its liabilities by, the MTB Fund in exchange solely for MTB Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

3.           No gain or loss will be recognized by the MTB Fund upon the receipt by it of all of the assets of the WT Fund in exchange solely for the assumption of all of the liabilities of the WT Fund and issuance of the MTB Fund Shares pursuant to Section 1032(a) of the Code.

4.           No gain or loss will be recognized by the WT Fund upon the distribution of the MTB Fund Shares by the WT Fund to its shareholders in complete liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

Board of Trustees, WT Mutual Fund
Board of Trustees, MTB Mutual Fund
March 12, 2012

5.           The tax basis of the assets of the WT Fund received by the MTB Fund will be the same as the tax basis of such assets to the WT Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.

6.           The holding periods of the assets of the WT Fund in the hands of the MTB Fund will include the periods during which such assets were held by the WT Fund pursuant to Section 1223(2) of the Code.

7.           No gain or loss will be recognized by the shareholders of the WT Fund upon the exchange of all of their WT Fund Shares for the MTB Fund Shares pursuant to Section 354(a) of the Code.

8.           The aggregate tax basis of the MTB Fund Shares to be received by each shareholder of the WT Fund will be the same as the aggregate tax basis of WT Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

9.           The holding period of MTB Fund Shares received by a shareholder of the WT Fund will include the holding period of the WT Fund Shares exchanged therefor, provided that the shareholder held WT Fund Shares as a capital asset on the Closing Date of the Reorganization pursuant to Section 1223(1) of the Code.

10.           For purposes of Section 381 of the Code, the MTB Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”),  the items of the WT Fund described in Section 381(c) of the Code as if there had been no Reorganization.

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Our opinion is conditioned upon the performance by WT Trust, on behalf of each WT Fund, and MTB Trust, on behalf of each MTB Fund, of their undertakings in the Agreement and the Representation Letters. Our opinion is limited to the federal income tax consequences of the Reorganization set forth above, and we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) the Reorganization or any transaction related to or contemplated by such Reorganization (or incident thereto) or (ii) the effect, if any, of the Reorganization on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

Board of Trustees, WT Mutual Fund
Board of Trustees, MTB Mutual Fund
March 12, 2012

We hereby consent to the use of this opinion as an exhibit to the Prospectus/Proxy Statement of MTB Fund on Form N-14, and any amendments thereto, covering the registration of MTB Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP

Exhibit A

WT Fund	MTB Fund
Wilmington Municipal Bond Fund	Wilmington Municipal Bond Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

Wilmington Large-Cap Strategy Fund	Wilmington Large-Cap Strategy Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

Wilmington Small-Cap Strategy Fund	Wilmington Small-Cap Strategy Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

Wilmington Multi-Manager Real Asset Fund	Wilmington Multi-Manager Real Asset Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

Wilmington Aggressive Asset Allocation Fund	Wilmington Strategic Allocation Aggressive Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares

Wilmington Conservative Asset Allocation Fund	Wilmington Strategic Allocation Conservative Fund
Institutional Shares	Class I Shares
A Shares	Class A Shares